September 29, 1994




Mr. D. Louis Peoples
Vice Chairman and
Chief Executive Officer
Orange and Rockland Utilities, Inc.
One Blue Hill Plaza
Pearl River, NY   10965

Dear Mr. Peoples:

In connection with, and as part of the consideration for your retention by Orange and Rockland Utilities, Inc. and election as Vice Chairman and Chief Executive Officer, the Board wishes to enter into this letter agreement concerning your participation in the Officers' Supplemental Retirement Plan of Orange and Rockland Utilities, Inc. (the "Plan").

Upon your election as an officer, you will become a participant in the Plan and your participation will be governed in all respects by the terms of the Plan except to the extent specifically provided otherwise as follows:

     1. Upon your participation in the Plan, you shall be treated as having satisfied the five years of Service as an Officer requirement for purposes of eligibility for a Vested Retirement Allowance, other Retirement Allowances and
         Death Allowance protection, but not for the purpose of the calculation of the amount of any such Allowance.

     2. A year of Service shall be granted under the Plan for the 1994 Plan Year regardless of the number of hours of service otherwise required or completed.

     3. Your Benefit Formula Percentage under the Plan shall be based upon a maximum of seventy percent. Upon com-pletion of five or more years of Service under the Plan, your Benefit Formula Percentage will be seventy percent. During your first five years of Service under the Plan, the 70% Benefit Formula Percentage shall be earned in increments as follows:

Mr. D. Louis Peoples
Page 2
September 29, 1994


                                                               Total
                         Percent of Seventy Percent       Benefit Formula
                                Maximum Earned           Percentage Earned
     Event                    During That Period         At End of Period


Date of Election                   10%                         7%

Completion of:

  One Year of Service              10%                        14%
  Second Year of Service           20%                        28%
  Third Year of Service            20%                        42%
  Fourth Year of Service           20%                        56%
  Fifth Year of Service            20%                        70%

     4. In accordance with Section 2(B) of the Plan, your compensation covered by the Plan shall include a portion of your corporate performance based annual award declared under the Annual Incentive Plan provisions of the Company's Incentive Compensation Plan.
         Upon completion of five or more years of Service under the Plan, the portion of your annual award included shall be equal to 100%. During your first five years of Service under the Plan, the percentage of your annual award included shall be determined as follows:

                                            Percentage of Annual Award
            Event                                    Included

Date of Election                                       10%

Completion of:

  First Year of Service                                20%
  Second Year of Service                               40%
  Third Year of Service                                60%
  Fourth Year of Service                               80%
  Fifth Year of Service                               100%

     5. In the event your Final Average Compensation must be determined at such time when you have not been an Officer covered by the Plan for 36 months, your Final Average Compensation shall be computed by taking the sum of your compensation (on a monthly basis) covered by the Plan for each month you are an Officer covered by the Plan and dividing the sum by that number of months.
Mr. D. Louis Peoples
Page 3
September 29, 1994



In all other respects, the terms of the Plan shall be applicable with respect to your participation and benefit under the Plan.

Please indicate your acceptance of this letter agreement by signing the extra copy provided and returning it to us.

                                   ORANGE AND ROCKLAND UTILITIES, INC.




                                   __/s/H. Kent Vanderhoef_____
                                         H. Kent Vanderhoef
                                       Chairman of the Board





                                   _/s/Frank A. McDermott,Jr.____
                                         Frank A. McDermott, Jr.
                                         Chairman, Compensation
                                         Committee of the Board


     I accept the foregoing letter agreement concerning my participation in the Officers' Supplemental Retirement Plan of Orange and Rockland

Utilities, Inc. and evidence my acceptance by setting forth my signature this _6th_ Day of _October___, 1994.




WITNESS:




_/s/Krystyna M. Romas________           _/s/D. Louis Peoples_____
                                                D. Louis Peoples






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